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                                                                     Exhibit 4.5


                    FORM OF AMENDED AND RESTATED DECLARATION

                                    OF TRUST

                                PCHC Financing I

                           Dated as of April __, 1998
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                                TABLE OF CONTENTS

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                                    ARTICLE I
                         INTERPRETATION AND DEFINITIONS

SECTION 1.1  DEFINITIONS......................................................1

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1  TRUST INDENTURE ACT; APPLICATION................................10
SECTION 2.2  LISTS OF HOLDERS OF SECURITIES..................................10
SECTION 2.3  REPORTS BY THE INSTITUTIONAL TRUSTEE............................11
SECTION 2.4  PERIODIC REPORTS TO INSTITUTIONAL TRUSTEE.......................11
SECTION 2.5  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT................11
SECTION 2.6  EVENTS OF DEFAULT; WAIVER.......................................11
SECTION 2.7  EVENT OF DEFAULT; NOTICE........................................13

                                   ARTICLE III
                                  ORGANIZATION

SECTION 3.1  NAME............................................................13
SECTION 3.2  OFFICE..........................................................13
SECTION 3.3  PURPOSE.........................................................13
SECTION 3.4  AUTHORITY.......................................................14
SECTION 3.5  TITLE TO PROPERTY OF THE TRUST..................................14
SECTION 3.6  POWERS AND DUTIES OF THE REGULAR TRUSTEES.......................14
SECTION 3.7  PROHIBITION OF ACTIONS BY THE TRUST AND
             THE TRUSTEES....................................................17
SECTION 3.8  POWERS AND DUTIES OF THE INSTITUTIONAL TRUSTEE..................17
SECTION 3.9  CERTAIN DUTIES AND RESPONSIBILITIES OF THE
             INSTITUTIONAL TRUSTEE...........................................19
SECTION 3.10 CERTAIN RIGHTS OF INSTITUTIONAL TRUSTEE.........................21
SECTION 3.11 DELAWARE TRUSTEE................................................22
SECTION 3.12 EXECUTION OF DOCUMENTS..........................................22
SECTION 3.13 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE
             OF SECURITIES...................................................23
SECTION 3.14 DURATION OF TRUST...............................................23
SECTION 3.15 MERGERS.........................................................23

                                   ARTICLE IV
                                     SPONSOR

SECTION 4.1  SPONSOR'S PURCHASE OF COMMON SECURITIES.........................24
SECTION 4.2  RIGHTS AND RESPONSIBILITIES OF THE SPONSOR......................25


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SECTION 4.3  RIGHT TO PROCEED................................................25
SECTION 4.4  EXPENSES........................................................25

                                    ARTICLE V
                                    TRUSTEES

SECTION 5.1  NUMBER OF TRUSTEES..............................................26
SECTION 5.2  DELAWARE TRUSTEE................................................26
SECTION 5.3  INSTITUTIONAL TRUSTEE; ELIGIBILITY..............................27
SECTION 5.4  CERTAIN QUALIFICATIONS OF REGULAR TRUSTEES AND
             DELAWARE TRUSTEE GENERALLY......................................28
SECTION 5.5  REGULAR TRUSTEES................................................28
SECTION 5.6  APPOINTMENT, REMOVAL AND RESIGNATION OF TRUSTEES................28
SECTION 5.7  VACANCIES AMONG TRUSTEES........................................30
SECTION 5.8  EFFECT OF VACANCIES.............................................30
SECTION 5.9  MEETINGS........................................................30
SECTION 5.10 DELEGATION OF POWER.............................................30
SECTION 5.11 MERGER, CONVERSION. CONSOLIDATION OR SUCCESSION TO
             BUSINESS........................................................31

                                   ARTICLE VI
                                 THE SECURITIES

SECTION 6.1  DESIGNATION AND NUMBER..........................................31
SECTION 6.2  DISTRIBUTIONS...................................................31
SECTION 6.3  LIQUIDATION DISTRIBUTION UPON DISSOLUTION. .....................33
SECTION 6.4  REDEMPTION AND DISTRIBUTION.....................................33
SECTION 6.5  REDEMPTION OR DISTRIBUTION PROCEDURES...........................34
SECTION 6.6  REPAYMENT AT OPTION OF HOLDERS..................................35
SECTION 6.7  VOTING RIGHTS - TRUST PREFERRED SECURITIES......................36
SECTION 6.8  VOTING RIGHTS - COMMON SECURITIES...............................38
SECTION 6.9  AMENDMENTS TO DECLARATION AND INDENTURE. .......................39
SECTION 6.10 REFERENCE TO PRO RATA...........................................39
SECTION 6.11 RANKING.........................................................40
SECTION 6.12 ACCEPTANCE OF SECURITIES GUARANTEE AND INDENTURE. ..............40
SECTION 6.13 NO PREEMPTIVE RIGHTS............................................40
SECTION 6.14 MISCELLANEOUS...................................................40
SECTION 6.15 PAYING AGENT....................................................41

                                   ARTICLE VII
                              TERMINATION OF TRUST

SECTION 7.1  TERMINATION OF TRUST............................................41


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                                  ARTICLE VIII
                              TRANSFER OF INTERESTS

SECTION 8.1  TRANSFER OF SECURITIES..........................................42
SECTION 8.2  TRANSFER OF CERTIFICATES........................................42
SECTION 8.3  DEEMED SECURITY HOLDERS.........................................43
SECTION 8.4  BOOK ENTRY INTERESTS............................................43
SECTION 8.5  NOTICES TO CLEARING AGENCY......................................43
SECTION 8.6  APPOINTMENT OF SUCCESSOR CLEARING AGENCY........................44
SECTION 8.7  DEFINITIVE TRUST PREFERRED SECURITY CERTIFICATES................44
SECTION 8.8  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES...............44

                                   ARTICLE IX
      LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 9.1  LIABILITY.......................................................45
SECTION 9.2  EXCULPATION.....................................................45
SECTION 9.3  FIDUCIARY DUTY..................................................46
SECTION 9.4  INDEMNIFICATION.................................................46
SECTION 9.5  OUTSIDE BUSINESSES..............................................49

                                    ARTICLE X
                                   ACCOUNTING

SECTION 10.1 FISCAL YEAR.....................................................49
SECTION 10.2 CERTAIN ACCOUNTING MATTERS......................................49
SECTION 10.3 BANKING.........................................................50
SECTION 10.4 WITHHOLDING.....................................................50

                                   ARTICLE XI
                             AMENDMENTS AND MEETINGS

SECTION 11.1 AMENDMENTS......................................................50
SECTION 11.2 MEETINGS OF THE HOLDERS OF SECURITIES; ACTION BY WRITTEN
             CONSENT.........................................................52

                                   ARTICLE XII
           PRESENTATIONS OF INSTITUTIONAL TRUSTEE AND DELAWARE TRUSTEE

SECTION 12.1 REPRESENTATIONS AND WARRANTIES OF INSTITUTIONAL
             TRUSTEE.........................................................53

SECTION 12.2 REPRESENTATIONS AND WARRANTIES OF DELAWARE
             TRUSTEE.........................................................54


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                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.1 NOTICES.........................................................55
SECTION 13.2 GOVERNING LAW...................................................56
SECTION 13.3 INTENTION OF THE PARTIES........................................56
SECTION 13.4 HEADINGS........................................................56
SECTION 13.5 SUCCESSORS AND ASSIGNS..........................................56
SECTION 13.6 PARTIAL ENFORCEABILITY..........................................56
SECTION 13.7 COUNTERPARTS....................................................56
SECTION 13.8 REMARKETING.....................................................56


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                          FORM OF AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                                PCHC Financing I

                                 April __, 1998

         FORM OF AMENDED AND RESTATED DECLARATION OF TRUST (the "Declaration") dated and effective as of April __, 1998, by the Trustees (as defined herein), the Sponsor (as defined herein) and by the Holders (as defined herein), from time to time, of the securities representing undivided beneficial interests in the assets of the Trust to be issued pursuant to this Declaration;

         WHEREAS, certain of the Trustees and the Sponsor established PCHC Financing I (the "Trust"), a trust under the Business Trust Act (as defined herein) pursuant to a trust agreement dated as of April 2, 1998 (the "Original Declaration"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on April 2, 1998, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer (as defined herein);

         WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration;

         NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the Trust and the Holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

                                    ARTICLE I

                         INTERPRETATION AND DEFINITIONS

SECTION 1.1 DEFINITIONS

         Unless the context otherwise requires:

         (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) a term defined anywhere in this Declaration has the same meaning throughout;

         (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;
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         (d) all references in this Declaration to Articles and Sections and
Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

         (f) a reference to the singular includes the plural and vice versa.

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

                  "Agent" means any Paying Agent.

                  "Applicable Ownership Interest" means, with respect to an Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio, (A) a 1/100, or 1%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to ___ 15, 2001 and (B) for each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, a __% undivided beneficial ownership interest in a $1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.

                  "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to ___ 16, 2001, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after ___ 16, 2001, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities outstanding on such Tax Event Redemption Date.

                  "Authorized Newspaper" means a daily newspaper, in the English language, customarily published on each day that is a Business Day in The City of New York, whether or not published on days that are Legal Holidays, and of general circulation in The City of New York. The Authorized Newspaper for the purposes of the Reset Announcement Date, is currently anticipated to be The Wall Street Journal.

                  "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

                  "Book Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.

                  "Business Day" means any day other than Saturday, Sunday or any day on which banking institutions in New York City, in the State of New York, are permitted or required by any applicable law to close.

                  "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time, or any successor legislation.

                  "Trust Preferred Security" means the ___% Trust Originated Preferred Securities.


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                  "Trust Preferred Security Beneficial Owner" means, with
respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Trust Preferred Security Certificate" means a certificate representing a Trust Preferred Security substantially in the form of Exhibit A-1.

                  "Certificate" means a Common Security Certificate or a Trust Preferred Security Certificate.

                  "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Trust Preferred Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Trust Preferred Securities.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date" means the "Closing Time" and each "Date of Delivery" under the Underwriting Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Security" means the ___% Common Securities.

                  "Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security substantially in the form of Exhibit A-2.

                  "Company Indemnified Person" means (a) any Regular Trustee;
(b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

                  "Corporate Trust Office" means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at One First National Plaza, Suite 0126, Chicago, IL 60670-0126.

                  "Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.


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                  "Debenture Issuer" means Philadelphia Consolidated Holding
Corp., a Pennsylvania corporation, in its capacity as issuer of the Debentures under the Indenture.

                  "Debenture Trustee" means The First National Bank of Chicago, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

                  "Debentures" means the series of ___% Debentures to be issued by the Debenture Issuer under the Indenture.

                  "Debenture Repayment Price" means, with respect to any Debentures put to the Sponsor on ____, 2001, an amount per Debenture equal to $10, plus accumulated and unpaid interest (including deferred interest, if any).

                  "Definitive Trust Preferred Security Certificates" has the meaning set forth in Section 8.4.

                  "Delaware Trustee" has the meaning set forth in Section 5.2.

                  "Direction" by a Person means a written direction signed:

                       (a) if the Person is a natural person, by that Person; or

                       (b) in any other case, in the name of such Person by one or more Authorized Officers of that Person.

                  "Direct Action" has the meaning specified in Section 3.8(e).

                  "Distribution" means a distribution payable to Holders of Securities in accordance with Section 6.2.

                  "DTC" means The Depository Trust Company, the initial Clearing Agency.

                  "Event of Default" in respect of the Securities means an Event of Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

                  "Exchange Agent" shall mean the Person acting as Institutional Trustee.

                  "Failed Remarketing" has the meaning specified in Section 5.4(b) of the Purchase Contract Agreement.

                  "FELINE PRIDES"(SM) means (A) ________ units referred to as Income PRIDES(SM) with a Stated Amount, per Income PRIDES, of $10 and (B) at least _______ units referred to as Growth PRIDES(SM) with a face amount, per Growth PRIDES, of $10.

                  "Fiduciary Indemnified Person" has the meaning set forth in
Section 9.4(b).


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                  "Global Certificate" has the meaning set forth in Section 8.4.

                  "Guarantee" means the guarantee agreement to be dated as of April __, 1998 of the Sponsor in respect of the Common Securities and the Trust Preferred Securities.

                  "Holder" or "holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

                  "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

                  "Indenture" means the Indenture dated as of April __, 1998, among the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued.

                  "Institutional Trustee" means the Trustee meeting the eligibility requirements set forth in Section 5.3.

                  "Institutional Trustee Account" has the meaning set forth in
Section 3.8(c).

                  "Investment Company" means an investment company as defined in the Investment Company Act.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

                  "Investment Company Event" means that the Regular Trustees shall have received an opinion of independent counsel experienced in practice under the Investment Company Act (an "Investment Company Event Opinion") to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of the Prospectus, there is a more than an insubstantial risk that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act.

                  "Legal Action" has the meaning set forth in Section 3.6(g).

                  "Majority in liquidation amount of the Securities" means, except as provided in the terms and conditions of the Trust Preferred Securities set forth in Article VI hereto or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Trust Preferred Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.


                                        5
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                  "Ministerial Action" means the taking of an action, such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Debenture Issuer, the Sponsor or the Holder of the Securities and will involve no material cost.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

                  (a) a statement that the officers signing the Officers' Certificate have read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officers' Certificate;

                  (c) a statement that such officers have made such examination or investigation as, in such officers' opinion, is necessary to enable such officers to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such officers, such condition or covenant has been complied with.

                  "Paying Agent" has the meaning specified in Section 6.15.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Pledge Agreement" means the Pledge Agreement dated as of April __, 1998 among the Sponsor, The Chase Manhattan Bank, as collateral agent (the "Collateral Agent") and Custodial Agent (the "Custodial Agent") and securities intermediary (the "Securities Intermediary"), and The First National Bank of Chicago, as purchase contract agent (the "Purchase Contract Agent").

                  "Pricing Agreement" means the pricing agreement between the Trust, the Debenture Issuer, and the underwriters designated by the Regular Trustees with respect to the offer and sale of the Trust Preferred Securities.

                  "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

                  "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of April __, 1998 among The First National Bank of Chicago, as Purchase Contract Agent, and the Sponsor.

                  "Purchase Contract Settlement Date" means ___ 16, 2001.

                  "Put Option" has the meaning specified in Section 6.6.


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
                  "Quorum" means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

                  "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Sponsor shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Sponsor.

                  "Redemption Amount" means for each Debenture, the product of
(i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

                  "Redemption Price" means the redemption price per security equal to the Redemption Amount plus any accrued and unpaid distributions to the date of redemption.

                  "Regular Trustee" has the meaning set forth in Section 5.1.

                  "Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

                  "Remarketing Agent" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "Remarketing Agreement" means the Remarketing Agreement among the Debenture Issuer, the Trust and The First National Bank of Chicago as Purchase Contract Agent.

                  "Remarketing Date" shall have the meaning set forth in the Remarketing Agreement.

                  "Remarketing Underwriting Agreement" means the agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date among the Company, the Trust, The First National Bank of Chicago, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "Reset Agent" means a nationally recognized investment banking firm chosen by the Sponsor to determine the Reset Rate. It is currently anticipated that Merrill Lynch & Co. will act in such capacity.

                  "Reset Announcement Date" means the tenth (10) Business Day immediately preceding the Purchase Contract Settlement Date.

                  "Reset Rate" means the distribution rate per annum (to be determined by the Reset Agent), equal to the sum of (X) the Reset Spread and (Y) the rate of interest on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, that the Trust Preferred Securities should bear in order for the Trust Preferred Securities to have an approximate market value of 100.5% of their aggregate liquidation amount on the third Business Day immediately preceding the Purchase Contract Settlement Date; provided, that the Sponsor may limit such Reset Spread to be no higher than 200 basis points (2%).


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
                  "Reset Spread" means a spread amount to be determined by the Reset Agent on the tenth (10) Business Day immediately preceding the Purchase Contract Settlement Date.

                  "Responsible Officer" means, with respect to the Institutional Trustee, any officer within the Corporate Trust Office of the Institutional Trustee, including, without limitation, any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Institutional Trustee assigned by the Institutional Trustee to administer its corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Rule 3a-5" means Rule 3a-5 under the Investment Company Act.

                  "Securities" means the Common Securities and the Trust Preferred Securities.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

                  "Sponsor" means Philadelphia Consolidated Holding Corp., a Pennsylvania corporation, or any successor entity in a merger or consolidation, in its capacity as sponsor of the Trust.

                  "Super Majority" has the meaning set forth in Section 2.6(a)(ii).

                  "Tax Event" means the receipt by the Regular Trustees of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Securities under the Declaration, there is more than an insubstantial risk that (i) interest payable by the Debenture Issuer on the Debentures would not be deductible, in whole or in part, by the Debenture Issuer for federal income tax purposes or (ii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                  "Tax Event Redemption" means, if a Tax Event shall occur and be continuing, the redemption of the Debentures, at the option of the Debenture Issuer, in whole but not in part, on not less than 30 days nor more than 60 days notice.

                  "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

                  "10% in liquidation amount of the Securities" means, except as provided in the terms of the Trust Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Trust Preferred Securities or Holders


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
of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on repayment, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

                  "Termination Event" has the meaning set forth in Section 1 of the Purchase Contract Agreement.

                  "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to ___ 16, 2001, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to ___ 15, 2001 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and
(b) if the Tax Event Redemption Date occurs after ___ 16, 2001, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to ___ 15, 2003 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

                  "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

                  "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Treasury Securities" has the meaning set forth in Section 1 of the Purchase Contract Agreement.

                  "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                  "Two-Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Trust Securities, as agreed upon by the Sponsor and the Reset Agent. The rate for the Two-

Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Sponsor) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Sponsor) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Sponsor) (which may include the Reset Agent or an Affiliate thereof).

                  "Underwriting Agreement" means the Underwriting Agreement for the offering and sale of Trust Preferred Securities.

                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1 TRUST INDENTURE ACT; APPLICATION.

         (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

         (b) The Institutional Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

         (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         (d) Any application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2 LISTS OF HOLDERS OF SECURITIES.

         (a) Each of the Sponsor and the Regular Trustees, on behalf of the Trust, shall provide the Institutional Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Institutional Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of such record date, provided that neither the Sponsor nor the Regular Trustees, on behalf of the Trust, shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Institutional Trustee by the Sponsor and the Regular Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request by the Institutional Trustee for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Institutional Trustee. The Institutional Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in the Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided that the Institutional Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Institutional Trustee shall comply with its obligations under
Section 311(a), 310(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3 REPORTS BY THE INSTITUTIONAL TRUSTEE.

         Within 60 days after ___ 15 of each year, commencing ___ 15, 1999, the Institutional Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Institutional Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

SECTION 2.4 PERIODIC REPORTS TO INSTITUTIONAL TRUSTEE.

         Each of the Sponsor and the Regular Trustees, on behalf of the Trust, shall provide to the Institutional Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         Each of the Sponsor and the Regular Trustees, on behalf of the Trust, shall provide to the Institutional Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) (1) may be given in the form of an Officers' Certificate.

SECTION 2.6 EVENTS OF DEFAULT; WAIVER.

         (a) The Holders of a Majority in liquidation amount of Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Event of Default in respect of the Trust Preferred Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

                  (i) is not waivable under the Indenture, the Event of Default under this Declaration shall also not be waivable; or

                  (ii) requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Event of Default under this Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Trust Preferred Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Trust Preferred Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Event of Default with respect to the Trust Preferred Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or an Event of Default with respect to the Trust Preferred Securities or impair any right consequent thereon. Any waiver by the Holders of the Trust Preferred Securities of an Event of Default with respect to the Trust Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

         (b) The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of Default under the Indenture:

                  (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under this Declaration as provided below in this Section 2.6(b), the Event of Default under this Declaration shall also not be waivable; or

                  (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under this Declaration as provided below in this Section 2.6(b), the Event of Default under this Declaration may only be waived by the vote of the Holders of at least the proportion in liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, each Holder of Common Securities will be deemed to have waived any such Event of Default and all Events of Default with respect to the Common Securities and its consequences until all Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the Holders of the Trust Preferred Securities and only the Holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee in accordance with the terms of the Securities. The foregoing provisions of this
Section 2.6(b) shall be in lieu of Section 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

         (c) A waiver of an Event of Default under the Indenture by the Institutional Trustee at the direction of the Holders of the Trust Preferred Securities constitutes a waiver of the corresponding Event of Default with respect to the Trust Preferred Securities under this Declaration. Any waiver of an Event of Default under the Indenture by the Institutional Trustee at the direction of the Holders of the Trust Preferred Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of the corresponding Event of Default under this Declaration with respect to the Common Securities for all purposes of this Declaration without further act, vote or consent of the Holders of the Common Securities. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7 EVENT OF DEFAULT; NOTICE.

         (a) The Institutional Trustee shall, within 90 days after the occurrence of an Event of Default, actually known to a Responsible Officer of the Institutional Trustee, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all such defaults with respect to the Securities, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be an Event of Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures, the Institutional Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Institutional Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

         (b) The Institutional Trustee shall not be deemed to have knowledge of any default except:

                  (i) a default under Sections 501 and 503 of the Indenture; or

                  (ii) any default as to which the Institutional Trustee shall have received written notice or of which a Responsible Officer of the Institutional Trustee charged with the administration of this Declaration shall have actual knowledge.

                                   ARTICLE III

                                  ORGANIZATION

SECTION 3.1 NAME.

         The Trust is named "PCHC Financing I," as such name may be modified from time to time by the Regular Trustees following written notice to the Holders of the Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

SECTION 3.2 OFFICE.

         The address of the principal office of the Trust is c/o Philadelphia Consolidated Holding Corp., One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004. On ten Business Days written notice to the Institutional Trustee and Holders of the Securities, the Regular Trustees may designate another principal office.

SECTION 3.3 PURPOSE.

         The exclusive purposes and functions of the Trust are (a) to issue and sell the Securities and use the gross proceeds from such sale to acquire the Debentures, and (b) except as otherwise set forth herein, to engage in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust. It is the intent of the parties to this Declaration for the Trust to be classified as a grantor trust for United States federal income tax purposes under Subpart E of Subchapter J of the Code, pursuant to which the beneficial owners of the Trust Preferred Securities and the Common Securities will be the owners of the Trust for United States federal income tax purposes, and such owners will include directly in their gross income the income, gain, deduction or loss of the Trust as if the Trust did not exist. By the acceptance of this Trust, neither the Trustees, the Sponsor nor the Holders of the Trust Preferred Securities or Common Securities will take any position for United States federal income tax purposes which is contrary to the classification of the Trust as a grantor trust.

SECTION 3.4 AUTHORITY.

         Subject to the limitations provided in this Declaration and to the specific duties of the Institutional Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Institutional Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

SECTION 3.5 TITLE TO PROPERTY OF THE TRUST.

         Except as provided in Section 3.8 with respect to the Debentures and the Institutional Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. A Holder shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6 POWERS AND DUTIES OF THE REGULAR TRUSTEES.

         The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

         (a) to issue and sell the Trust Preferred Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Trust Preferred Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to a simultaneous issuance of both Trust Preferred Securities and Common Securities on the Closing Date;

         (b) in connection with the issue and sale of the Trust Preferred Securities to:

                  (i) assist and filing with the Commission the registration statement and the prospectus relating to the registration statement on Form S-3 prepared by the Sponsor, including any amendments or supplements, thereto, pertaining to the Trust Preferred Securities and to take any other action relating to the registration and sale of the Trust Preferred Securities under federal and state securities laws;

                  (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the FELINE PRIDES in any State in which the Sponsor has determined to qualify or register such FELINE PRIDES for sale;

                  (iii) assist in filing an application, prepared by the Sponsor, to the New York Stock Exchange, Inc. or any other national stock exchange or the Nasdaq Stock National Market for listing upon notice of issuance of any Trust Preferred Securities;

                  (iv) assist in filing with the Commission a registration statement on Form 8-A, including any amendments thereto, prepared by the Sponsor, relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act; and

                  (v) execute and enter into the Remarketing Agreement and Remarketing Underwriting Agreement providing for the sale of the FELINE PRIDES;

         (c) to acquire the Debentures with the proceeds of the sale of the Trust Preferred Securities and the Common Securities; provided, however, that the Regular Trustees shall cause legal title to the Debentures to be held of record in the name of the Institutional Trustee for the benefit of the Trust and the Holders of the Trust Preferred Securities and the Holders of Common Securities;

         (d) to give the Sponsor and the Institutional Trustee prompt written notice of the occurrence of a Tax Event or an Investment Company Event; provided that the Regular Trustees shall consult with the Sponsor before taking or refraining from taking any Ministerial Action in relation to a Tax Event or Investment Company Event;

         (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, repayments, redemptions and exchanges, and to issue relevant notices to the Holders of Trust Preferred Securities and Holders of Common Securities as to such actions and applicable record dates;

         (f) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Securities and this Declaration;

         (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e) the Institutional Trustee has the exclusive power to bring such Legal Action;

         (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

         (i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

         (j) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Institutional Trustee, which certificate may be executed by any Regular Trustee;

         (k) to incur expenses that are necessary, appropriate, convenient or incidental to carry out any of the purposes of the Trust;

         (l) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

         (m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

         (n) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created;

         (o) to take any action, not inconsistent with this Declaration or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust, including, but not limited to:

                  (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

                  (ii) causing the Trust to be classified for United States federal income tax purposes as a grantor trust; and

                  (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes, provided that such action relating to this clause (iii) does not adversely affect the interests of Holders;

         (p) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust;

         (q) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary, appropriate, convenient or incidental to the foregoing; and

         (r) if applicable, to solicit holders of Securities which form a part of the Income PRIDES to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Securities.

         The Regular Trustees must exercise the powers set forth in this Section
3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in
Section 3.3.

         Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Institutional Trustee set forth in Section
3.8. No permissive power or authority available to the Regular Trustees shall be construed to be a duty.

         Any expenses incurred by the Regular Trustees pursuant to this Section
3.6 shall be reimbursed by the Sponsor.

SECTION 3.7 PROHIBITION OF ACTIONS BY THE TRUST AND THE TRUSTEES.

         (a) The Trust shall not, and the Trustees (including the Institutional Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees (including the Institutional Trustee) shall cause the Trust not to:

                  (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

                  (ii) acquire any assets other than the Debentures and any cash proceeds received with respect thereto;

                  (iii) possess Trust property for other than a Trust purpose;

                  (iv) make any loans or incur any indebtedness for borrowed money, other than loans represented by the Debentures;

                  (v) possess any power or otherwise act in such a way as to vary the assets of the Trust or the terms of the Securities in any way whatsoever;

                  (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

                  (vii) other than as provided in this Declaration, (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the Debentures unless the Trust shall have received an opinion of counsel to the effect that such modification will not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

SECTION 3.8 POWERS AND DUTIES OF THE INSTITUTIONAL TRUSTEE.

         (a) The legal title to the Debentures shall be owned by and held of record in the name of the Institutional Trustee in trust for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the Institutional Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Institutional Trustee in accordance with
Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

         (b) The Institutional Trustee shall not transfer its right, title and interest in the Debentures to the Regular Trustees or to the Delaware Trustee (if the Institutional Trustee does not also act as Delaware Trustee).

         (c) The Institutional Trustee shall:

                  (i) establish and maintain a segregated non-interest bearing trust account (the "Institutional Trustee Account") in the name of and under the exclusive control of the Institutional Trustee on behalf of the Trust and the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Institutional Trustee, deposit such funds into the Institutional Trustee Account and make payments to the Holders of the Trust Preferred Securities and Holders of the Common Securities from the Institutional Trustee Account in accordance with Section 6.1. Funds in the Institutional Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Institutional Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness is rated at least "A" or above by a "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (ii) engage in such ministerial activities as shall be necessary, appropriate, convenient or incidental to effect the repayment of the Trust Preferred Securities and the Common Securities to the extent the Debentures mature or are redeemed or the Put Option is exercised; and

                  (iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary, appropriate, convenient or incidental to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain special events (as may be defined in the terms of the Securities) arising from a change in law or a change in legal interpretation or other specified circumstances pursuant to the terms of the Securities.

         (d) The Institutional Trustee shall take all actions and perform such duties as may be specifically required of the Institutional Trustee pursuant to the terms of the Securities and this Declaration.

         (e) The Institutional Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer of the Institutional Trustee has actual knowledge or the Institutional Trustee's duties and obligations under this Declaration, the Business Trust Act or the Trust Indenture Act; provided, however, that if the Institutional Trustee fails to enforce its rights under the Debentures after a Holder of Trust Preferred Securities has made a written request, such Holder of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Debenture Issuer without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest on or principal of the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of Common Securities will be subrogated to the rights of such Holders of Trust Preferred Securities. In connection with such Direct Action, the Debenture Issuer shall be subrogated to the rights of such Holder of Trust Preferred Securities with respect to payments on the Trust Preferred Securities under this Declaration to the extent of any payment made by the Debenture Issuer to such Holder of Trust Preferred Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures.

         (f) The Institutional Trustee shall continue to serve as a Trustee until either:

                  (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

                  (ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 5.6.

         (g) The Institutional Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer of the Institutional Trustee occurs and is continuing, the Institutional Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities and this Declaration.

         (h) Subject to this Section 3.8, the Institutional Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6.

         The Institutional Trustee must exercise the powers set forth in this
Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Institutional Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9 CERTAIN DUTIES AND RESPONSIBILITIES OF THE INSTITUTIONAL TRUSTEE.

         (a) The Institutional Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Institutional Trustee has actual knowledge, the Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) No provision of this Declaration shall be construed to relieve the Institutional Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Institutional
                  Trustee shall be determined solely by the express provisions of this Declaration and the Institutional Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Institutional Trustee; and

                           (B) in the absence of bad faith on the part of the
                  Institutional Trustee, the Institutional Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Institutional Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Institutional Trustee, the Institutional Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

                  (ii) the Institutional Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Institutional Trustee, unless it shall be proved that the Institutional Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under this Declaration;

                  (iv) no provision of this Declaration shall require the Institutional Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Institutional Trustee against such risk or liability is not reasonably assured to it;

                  (v) the Institutional Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Institutional Trustee Account shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its fiduciary accounts generally, subject to the protections and limitations on liability afforded to the Institutional Trustee under this Declaration, the Business Trust Act and the Trust Indenture Act;

                  (vi) the Institutional Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

                  (vii) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor. Money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the Institutional Trustee Account maintained by the Institutional Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

                  (viii) the Institutional Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Institutional Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

SECTION 3.10 CERTAIN RIGHTS OF INSTITUTIONAL TRUSTEE.

         (a) Subject to the provisions of Section 3.9:

                  (i) the Institutional Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Sponsor or the Regular Trustees contemplated by this Declaration shall be sufficiently evidenced by a Direction or an Officers' Certificate;

                  (iii) whenever in the administration of this Declaration, the Institutional Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Institutional Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Regular Trustees;

                  (iv) the Institutional Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

                  (v) the Institutional Trustee may consult with counsel or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

                  (vi) the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Institutional Trustee security and indemnity, reasonably satisfactory to the Institutional Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Institutional Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Institutional Trustee provided, that, nothing contained in this
         Section 3.10(a)(vi) shall be taken to relieve the Institutional Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

                  (vii) the Institutional Trustee shall be under no obligation to conduct an investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Institutional Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (viii) the Institutional Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Institutional Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (ix) any action taken by the Institutional Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Institutional Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Institutional Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; and

                  (xi) except as otherwise expressly provided by this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration.

         (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty.

SECTION 3.11 DELAWARE TRUSTEE.

         Notwithstanding any other provision of this Declaration other than
Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Trustees (except as required under the Business Trust Act) described in this Declaration. Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Business Trust Act.

SECTION 3.12 EXECUTION OF DOCUMENTS.

         Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Business Trust Act, a majority of or, if there are only two, any Regular Trustee or, if there is only one, such Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to execute pursuant to Section 3.6.

SECTION 3.13 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained in this Declaration shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.14 DURATION OF TRUST.

         The Trust, unless dissolved pursuant to the provisions of Article VIII hereof, shall dissolve on ____, 2005.

SECTION 3.15 MERGERS.

         (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c) or Section 6.3

         (b) The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that if the Trust is not the surviving entity:

                  (i) such successor entity (the "Successor Entity") either:

                           (A) expressly assumes all of the obligations of the
                  Trust under the Securities;

                  or

                           (B) substitutes for the Trust Preferred Securities
                  other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Preferred Securities rank with respect to Distributions and payments upon liquidation, redemption, repayment and otherwise and substitutes for the Common Securities other securities having substantially the same terms as the Common Securities (the "Successor Common Securities"), so long as the Successor Common Securities rank the same as the Common Securities rank with respect to Distributions and payments upon liquidation, redemption, repayment and otherwise;

                  (ii) the Debenture Issuer expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Institutional Trustee as the holder of the Debentures;

                  (iii) if necessary, the Trust Preferred Securities or any Successor Securities will be listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted;

                  (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

                  (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities and any Successor Common Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the successor entity);

                  (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

                  (vii) prior to such merger, consolidation, amalgamation or replacement, the Sponsor has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

                           (A) such merger, consolidation, amalgamation or
                  replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities and Successor Common Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the successor entity);

                           (B) following such merger, consolidation,
                  amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

                           (C) following such merger, consolidation,
                  amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

                  (viii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities and Successor Common Securities at least to the extent provided by the Guarantee.

         (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                   ARTICLE IV

                                     SPONSOR

SECTION 4.1 SPONSOR'S PURCHASE OF COMMON SECURITIES.

         On the Closing Date the Sponsor will purchase all of the Common Securities issued by the Trust, in an amount at least equal to 3.0% of the total capital of the Trust, at the same time as the Trust Preferred Securities are sold.

SECTION 4.2 RIGHTS AND RESPONSIBILITIES OF THE SPONSOR.

         In connection with the issue, sale and, if necessary, the remarketing of the Trust Preferred Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

         (a) to prepare, execute and file with the Commission a registration statement on Form S-3 in relation to the Trust Preferred Securities, including any amendments thereto;

         (b) if necessary, to determine the States in which to take appropriate action to qualify or register for sale all or part of the FELINE PRIDES and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

         (c) if necessary, to prepare, execute and file an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Trust Preferred Securities;

         (d) if necessary, to prepare, execute and file with the Commission of a registration statement on Form 8-A relating to the registration of the Trust Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto;

         (e) to negotiate the terms of the Remarketing Agreement, the Remarketing Underwriting Agreement, the Underwriting Agreement and the Pricing Agreement providing for the sale of the FELINE PRIDES; and

         (f) execute and enter into the Underwriting Agreement and Pricing Agreement.

SECTION 4.3 RIGHT TO PROCEED.

         The Sponsor acknowledges the rights of Holders to institute a Direct Action as set forth in Section 3.8(e) hereto.

SECTION 4.4 EXPENSES.

         In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Securities by the Trust, the Debenture Issuer, in its capacity as borrower with respect to the Debentures, is required under Section 5.1 of the First Supplemental Indenture to:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and Pricing Agreement and compensation of the Debenture Trustee under the Indenture in accordance with the provisions of the Indenture;

         (b) be responsible for and shall pay all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Securities (including commissions to the underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Institutional Trustee, the Delaware Trustee and the Regular Trustees (including any amounts payable under Article IX of this Declaration), the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Institutional Trustee of the rights of the Holders of the Securities;

         (c) be primarily liable for any indemnification obligations arising under Section 9.4 with respect to this Declaration; and

         (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         The Sponsor's obligations under this Section 4.4 shall be for the benefit of, and shall be enforceable by, any person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Sponsor's obligations under this Section 4.4 directly against the Sponsor and the Sponsor irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Sponsor. The Debenture Issuer agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this Section 4.4.

                                    ARTICLE V

                                    TRUSTEES

SECTION 5.1 NUMBER OF TRUSTEES.

         The number of Trustees initially shall be five (5), and:

         (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

         (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the holders of a majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; provided, however, that, the number of Trustees shall in no event be less than two (2), provided further that (1) one Trustee, shall meet the requirements of Section 5.2 (a) or (b); (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Sponsor (a "Regular Trustee"); and (3) one Trustee shall be the Institutional Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Institutional Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

SECTION 5.2 DELAWARE TRUSTEE.

         If required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be:

         (a) a natural person who is a resident of the State of Delaware; or

         (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, provided that, if the Institutional Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Institutional Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

         (c) The initial Delaware Trustee shall be:

                             First Chicago Delaware Inc.
                             300 King Street
                             Wilmington, DE  19801

SECTION 5.3 INSTITUTIONAL TRUSTEE; ELIGIBILITY.

         (a) There shall at all times be one Trustee which shall act as Institutional Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, which shall:

                  (i) not be an Affiliate of the Sponsor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 750 million U.S. dollars ($750,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 5.3(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

         (c) If the Institutional Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Institutional Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         (d) The Guarantee and the Indenture shall be deemed to be specifically described in this Declaration and the Indenture for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         (e) The initial Institutional Trustee shall be:

                             The First National Bank of Chicago
                             One First National Plaza
                             Suite 0126
                             Chicago, IL  60670-0126
                             Attention:  Corporate Trust Services Division

SECTION 5.4 CERTAIN QUALIFICATIONS OF REGULAR TRUSTEES AND DELAWARE TRUSTEE
            GENERALLY.

         Each Regular Trustee and the Delaware Trustee (unless the Institutional Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5 REGULAR TRUSTEES.

         The initial Regular Trustees shall be:

         (a) Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

         (b) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Business Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6; and

         (c) a Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents that the Regular Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

SECTION 5.6 APPOINTMENT, REMOVAL AND RESIGNATION OF TRUSTEES.

         (a) Subject to Section 5.6(b), Trustees may be appointed or removed without cause at any time:

                  (i) until the issuance of any Securities, by written instrument executed by the Sponsor;

         and

                  (ii) after the issuance of any Securities, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities.

         (b) (i) The Trustee that acts as Institutional Trustee shall not be removed in accordance with Section 5.6(a) until a successor Institutional Trustee possessing the qualifications to act as Institutional Trustee under Sections 5.2 and 5.3 (a "Successor Institutional Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Institutional Trustee and delivered to the Regular Trustees and the Sponsor; and

                  (ii) The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections
         5.2 and 5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor.

         (c) A Trustee appointed to office shall hold office until such Trustee's successor shall have been appointed or until such Trustee's death, bankruptcy, dissolution, termination, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

                  (i) no such resignation of the Trustee that acts as the Institutional Trustee shall be effective:

                           (A) until a Successor Institutional Trustee has been
                  appointed and has accepted such appointment by instrument executed by such Successor Institutional Trustee and delivered to the Trust, the Sponsor and the resigning Institutional Trustee; or

                           (B) until the assets of the Trust have been
                  completely liquidated and the proceeds thereof distributed to the holders of the Securities; and

                  (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

         (d) The Holders of the Common Securities shall use all reasonable efforts to promptly appoint a Successor Delaware Trustee or Successor Institutional Trustee, as the case may be, if the Institutional Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this
Section 5.6.

         (e) If no Successor Institutional Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section
5.6 within 60 days after delivery to the Sponsor and the Trust of an instrument of resignation, the resigning Institutional Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Institutional Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.

         (f) No Institutional Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.

SECTION 5.7 VACANCIES AMONG TRUSTEES.

         If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two Regular Trustees, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

SECTION 5.8 EFFECT OF VACANCIES.

         The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust or terminate this Declaration. Whenever a vacancy among the Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.6, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

SECTION 5.9 MEETINGS.

         If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at (i) a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or (ii) without a meeting by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.


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
SECTION 5.10 DELEGATION OF POWER.

         (a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6; and

         (b) the Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 5.11 MERGER, CONVERSION. CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Institutional Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Institutional Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Institutional Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Institutional Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VI

                                 THE SECURITIES

SECTION 6.1 DESIGNATION AND NUMBER.

         (a) Trust Preferred Securities. Trust Preferred Securities, with an aggregate liquidation amount with respect to the assets of the Trust of $______ and a liquidation amount with respect to the assets of the Trust of $10 per Trust Preferred Security will be issued by the Trust. The Trust Preferred Security Certificates evidencing the Trust Preferred Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by applicable law or the rules of any stock exchange on which the Trust Preferred Securities are listed or to conform to ordinary usage, custom or practice.

         (b) Common Securities. Common Securities with an aggregate liquidation amount with respect to the assets of the Trust of $______ and a liquidation amount with respect to the assets of the Trust of $10 per common security will be issued by the Trust. The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by applicable law or to conform to ordinary usage, custom or practice.

SECTION 6.2 DISTRIBUTIONS.

         (a) Distributions payable on each Security will be fixed initially at a rate per annum of ___% (the "Coupon Rate") of the stated liquidation amount of $10 per Security until ___ 15, 2001, and at the Reset Rate thereafter, such rates being the rates of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one quarter will accumulate and compound quarterly at the rate of ___% until ___ 15, 2001, and at the Reset Rate thereafter (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such accumulated distribution that are payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year consisting of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         (b) Distributions on the Securities will be cumulative, will accrue from April __, 1998, and will be payable quarterly in arrears, on February 16, May 16, August 16 and November 16 of each year, commencing on ___ 16, 1998, except as otherwise described below. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not extending, in the aggregate, beyond the maturity date of the Debentures (each an "Extension Period"). During such Extension Period no interest shall be due and payable on the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate at the rate of __% until ___ 15, 2001, and at the Reset Rate thereafter, compounded quarterly during any such Extension Period (to the extent permitted by applicable law). Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed beyond the maturity date of the Debentures.

         (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust at the close of business on the Business Day immediately preceding each of the relevant payment dates on the Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Trust Preferred Securities will be made as described under the heading "Description of the Trust Preferred Securities -- Book Entry Only Issuance -The Depository Trust Company" in the Prospectus Supplement dated April __, 1998 to the Prospectus dated April __, 1998 (collectively, the "Prospectus") of the Trust relating to the Registration Statement on Form S-3 (file no. 333-_____) of the Sponsor and the Trust. The relevant record dates for the Common Securities shall be the same record date as for the Trust Preferred Securities. If the Trust Preferred Securities shall not continue to remain in book-entry only form or are not in book-entry only form at issuance, the relevant record dates for the Trust Preferred Securities, shall conform to the rules of any securities exchange on which the securities are listed and, if none, as shall be selected by the Regular Trustees, which dates shall be at least more than one, but less than 60 Business Days before the relevant payment dates, which payment dates correspond to the interest payment dates on the Debentures. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. So long as the Holder of any Trust Preferred Securities is the Collateral Agent, the payment of Distributions on such Trust Preferred Securities held by the Collateral Agent will be made at such place and to such account as may be designated by the Collateral Agent.

         (d) The Coupon Rate on the Securities (as well as the interest rate on the Debentures) will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (which Reset Rate will be in effect on and after the Purchase Contract Settlement Date). On the Reset Announcement Date, the Reset Spread and the Two-Year Benchmark Treasury to be used to determine the Reset Rate will be announced by the Sponsor. On the Business Day immediately following the Reset Announcement Date, the Holders of Securities will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Sponsor. Such notice shall be sufficiently given to Holders of Securities if published in an Authorized Newspaper.

         (e) Not later than seven calendar days nor more than 15 calendar days prior to the Reset Announcement Date, the Sponsor will notify DTC or its nominee (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, to notify the Trust Preferred Security Beneficial Owners or Clearing Agency Participants holding Trust Preferred Securities, Income PRIDES or Growth PRIDES, of such Reset Announcement Date and the procedures to be followed by such Holders of Income PRIDES who intend to settle their obligation under the Purchase Contract with separate cash.

         (f) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined in Section 6.10 of this Agreement) among the Holders of the Securities.

SECTION 6.3 LIQUIDATION DISTRIBUTION UPON DISSOLUTION.

         In the event of any voluntary or involuntary dissolution of the Trust (unless a Tax Event Redemption has occurred), the Holders of the Securities on the date of the dissolution will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities, with an interest rate equal to the rate of ___%, if on or prior to ___ 15, 2001, and the Reset Rate thereafter, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Securities and which shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities (such amount being a "Liquidation Distribution").

         If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, except as otherwise provided in
Section 6.11 hereof, the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

SECTION 6.4        REDEMPTION AND DISTRIBUTION.

         (a) Upon the redemption of the Debentures in whole (but not in part), at maturity, the proceeds from such redemption shall, after satisfaction of liabilities to creditors, be simultaneously applied to redeem Securities (on a Pro Rata basis) having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a redemption price of $10 per Security plus an amount equal to accrued and unpaid Distributions thereon at the date of the repayment, payable in cash.

         (b) If an Investment Company Event shall occur and be continuing the Regular Trustees shall dissolve the Trust and, after satisfaction of liabilities to creditors, cause Debentures held by the Institutional Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate the rate of __%, if on or prior to ___ 15, 2001, and the Reset Rate thereafter, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as the Securities, to be distributed to the Holders of the Securities in liquidation of such Holders' interests in the Trust on a Pro Rata basis, within 90 days following the occurrence of such Investment Company Event (the "90 Day Period"); provided, however, that, if at the time there is available to the Trust the opportunity to eliminate, within the 90 Day Period, the Investment Company Event by taking some Ministerial Action, the Regular Trustees will pursue such Ministerial Action in lieu of dissolution.

         (c) If a Tax Event shall occur and be continuing, the Debentures are, at the option of the Debenture Issuer, redeemable pursuant to a Tax Event Redemption. If the Debenture Issuer redeems the Debentures upon the occurrence and continuance of a Tax Event, the proceeds from such redemption shall simultaneously be applied by the Institutional Trustee to redeem the Securities (on a Pro Rata basis) having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at the Redemption Price. If, following the occurrence of a Tax Event, the Debenture Issuer exercises its option to redeem the Debentures prior to ___ 15, 2001, the Debenture Issuer shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. The Institutional Trustee will distribute, to the record Holder of the Securities the Redemption Price payable in liquidation of such Holder's interests in the Trust.

         On and from the date fixed by the Regular Trustees for a Tax Event Redemption or any distribution of Debentures and dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding and (ii) DTC or its nominee (or any successor Clearing Agency or its nominee) or the record Holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and any certificates representing Securities, except for certificates representing Trust Preferred Securities held by DTC or its nominee (or any successor Clearing Agency or its nominee), will be deemed to represent beneficial interests in the Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of $10, with an interest rate of ___% if on or prior to ___ 15, 2001, and at the Reset Rate thereafter, and accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.

SECTION 6.5        REDEMPTION OR DISTRIBUTION PROCEDURES.

         (a) Notice of any redemption (other than in connection with the maturity of the Debentures) of, or notice of distribution of Debentures in exchange for, the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the Tax Event Redemption Date. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this
Section 6.5(a), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

         (b) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this Section 6.5(a) (such notice will be irrevocable), then (A) while the Trust Preferred Securities are in book-entry only form, with respect to the Trust Preferred Securities, by 12:00 noon, New York City time, on the redemption date, provided that the Debenture Issuer has paid the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Institutional Trustee will deposit irrevocably with DTC or its nominee (or any successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Trust Preferred Securities and will give DTC irrevocable instructions and authority to pay the Redemption Price to the Holders of the Trust Preferred Securities so called for redemption, and (B) with respect to Trust Preferred Securities issued in definitive form and Common Securities, provided that the Debenture Issuer has paid the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Institutional Trustee will pay the relevant Redemption Price to the Holders of such Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust. Notwithstanding the foregoing, so long as the Holder of any Trust Preferred Securities is the Collateral Agent or the Purchase Contract Agent, the payment of the Redemption Price in respect of such Trust Preferred Securities held by the Collateral Agent or the Purchase Contract Agent shall be made no later than 12:00 noon, New York City time, on the Tax Event Redemption Date by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Collateral Agent or the Purchase Contract Agent. If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, distributions will cease to accrue on the Securities so redeemed and all rights of Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for repayment. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Institutional Trustee or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accrue from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for repayment for purposes of calculating the Redemption Price.

         (c) Redemption/Distribution Notices shall be sent by the Trust to (A) in respect of the Trust Preferred Securities, DTC or its nominee (or any successor Clearing Agency or its nominee) if the Global Certificates have been issued or, if Definitive Trust Preferred Security Certificates have been issued, to the Holders thereof, and (B) in respect of the Common Securities, to the Holder thereof.

         (d) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws) the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

SECTION 6.6        REPAYMENT AT OPTION OF HOLDERS.

         (a) If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Securities who holds such Securities on the day immediately following the Purchase Contract Settlement Date, shall have the right on the Business Day immediately following ___ 16, 2001 to require the Trust to distribute their pro rata share of the Debentures to the Exchange Agent and to require the Exchange Agent to put such Debentures to the Company on behalf of such holders on ____ 1, 2001, upon at least three Business Days' prior notice (the "Put Option Exercise Date"), at a repayment price of $10 per Security plus an amount equal to the accrued and unpaid Distributions (including deferred distributions if any) thereon to the date of payment (the "Put Option Repayment Price"). Pursuant to such Put Option.

         (b) The Exchange Agent shall obtain funds to pay the Put Option Repayment Price of Securities being repaid under the Put Option through presentation by it to the Debenture Issuer of Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Securities for repayment on the Put Option Exercise Date at the Debenture Repayment Price.

         (c) In order for the Securities to be repaid on the Put Option Exercise Date, the Trust must receive on or prior to 4:00 p.m. on the third Business Day immediately preceding the Put Option Exercise Date, at the Corporate Trust Office of the Institutional Trustee (who will in turn notify the Exchange Agent), the Securities to be repaid with the form entitled "Option to Elect Repayment" on the reverse thereof or otherwise accompanying such Security duly completed. Any such notice received by the Trust shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Securities for repayment shall be determined by the Trust, whose determination shall be final and binding.

         (d) Payment of the Put Option Repayment Price to Holders of Securities shall be made at the Corporate Trust Office of the Exchange Agent, provided that the Debenture Issuer has paid the Exchange Agent a sufficient amount of cash in connection with the related repayment of the Debenture no later than 1:00 p.m., New York City time, on the Put Option Exercise Date by check or wire transfer in immediately available funds at such place and to such account as may be designated by such Holders. If the Exchange Agent holds immediately available funds sufficient to pay the Put Option Repayment Price of such Securities, then, immediately prior to the close of business on the Put Option Exercise Date, such Securities will cease to be outstanding and distributions thereon will cease to accrue, whether or not Securities are delivered to the Institutional Trustee, and all other rights of the Holder in respect of the Securities, including the Holder's right to require the Trust to repay such Securities, shall terminate and lapse (other than the right to receive the Put Option Repayment Price but without interest on such Put Option Repayment Price). Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities for which repayment has been elected. If payment of the Put Option Repayment Price in respect of Securities is (i) improperly withheld or refused and not paid either by the Exchange Agent or by the Sponsor as guarantor pursuant to the Securities Guarantee, or (ii) not paid by the Exchange Agent as the result of an Event of Default with respect to the Debentures presented for repayment as described in Section 6.6(b), Distributions on such Securities will continue to accrue, from the original Put Option Exercise Date to the actual date of payment, in which case the actual payment date will be considered the Put Option Exercise Date for purposes of calculating the Put Option Repayment Price.

         (e) The Debenture Issuer will request, not later than seven nor more than 15 calendar days prior to ___16, 2001 (the date on which some or all of the Trust Preferred Securities could be remarketed in the manner described in
Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) that DTC notify the Trust Preferred Securities Beneficial Owner as well as the Income PRIDES and Growth PRIDES holders of such remarketing and of the procedures that must be followed if a Trust Preferred Securities Beneficial Owner wishes to exercise such holder's rights with respect to the Put Option.

SECTION 6.7 VOTING RIGHTS - Trust Preferred Securities.

         (a) Except as provided under Sections 6.7(b) and 6.8 and as otherwise required by law and the Declaration, the Holders of the Trust Preferred Securities will have no voting rights.

         (b) Subject to the requirements set forth in this paragraph, the Holders of a Majority in liquidation amount of the Trust Preferred Securities, voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including (i) directing the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waiving any past default and its consequences that is waivable under the Indenture, (iii) exercising any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consenting to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, provided, however, that, where a consent under the Indenture would require the consent or act of the Holders of greater than a Super Majority, the Institutional Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Trust Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Trust Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Institutional Trustee or the Debenture Trustee as set forth above, the Institutional Trustee shall not take any action in accordance with the directions of the Holders of the Trust Preferred Securities under this paragraph unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Institutional Trustee fails to enforce its rights under the Debentures after a Holder of Trust Preferred Securities has made a written request, such Holder of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against the Debenture Issuer to enforce the Institutional Trustee's rights under the Debentures without first instituting a legal proceeding against the Institutional Trustee or any other Person. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such

Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such Holder on or after the respective due date specified in the Debentures. Except as provided in the preceding sentence, the Holders of Trust Preferred Securities shall not exercise directly any other remedy available to the holders of the Debentures.

         Any approval or direction of Holders of Trust Preferred Securities may be given at a separate meeting of Holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

         No vote or consent of the Holders of the Trust Preferred Securities will be required for the Trust to repay and cancel Trust Preferred Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities. Notwithstanding that Holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

SECTION 6.8        VOTING RIGHTS - COMMON SECURITIES.

         (a) Except as provided under Sections 6.8(b) and (c) and Section 6.9 and as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

         (b) The Holders of the Common Securities are entitled, in accordance with Article V hereof, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

         (c) Subject to Section 2.6 hereof and only after any Event of Default with respect to the Trust Preferred Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration, including (i) directing the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past default and its consequences that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, provided that, where a consent or action under the Indenture would require the consent or act of the Holders of a Super Majority, the Institutional Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Pursuant to this
Section 6.8(c), the Institutional Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Trust Preferred Securities. Other than with respect to directing the time, method and place of conducting any remedy available to the Institutional Trustee or the Debenture Trustee as set forth above, the Institutional Trustee shall not take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust on account of such action. If the Institutional Trustee fails to enforce its rights under the Declaration, any Holder of Common Securities may institute a legal proceeding directly against any Person to enforce the Institutional Trustee's rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other Person.

         Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

         No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

SECTION 6.9        AMENDMENTS TO DECLARATION AND INDENTURE.

         (a) In addition to any requirements under Section 11.1 hereof, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution of the Trust, other than as described in Section 7.1 or Section 3.14 hereof, then the Holders of outstanding Securities as a class will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities, voting together as a single class; provided, however, if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities.

         (b) In the event the consent of the Institutional Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination on the Indenture or the Debentures, the Institutional Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require a Super Majority, the Institutional Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; provided, further, that the Institutional Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this Section

6.9(b) unless (i) the Institutional Trustee has obtained an opinion of tax counsel to the effect that for United States federal income tax purposes, the Trust will not be classified as other than a grantor trust on account of such action or (ii) such action would not reduce or otherwise adversely affect powers of the Institutional Trustee or cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940.

SECTION 6.10       REFERENCE TO PRO RATA.

         A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Indenture has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Trust Preferred Securities pro rata according to the aggregate liquidation amount of Trust Preferred Securities held by the relevant Holder relative to the aggregate liquidation amount of all Trust Preferred Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Trust Preferred Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

SECTION 6.11       RANKING.

         The Trust Preferred Securities rank pari passu and payment thereon shall be made Pro Rata with the Common Securities except that, where an Event of Default occurs and is continuing under the Indenture in respect of the Debentures held by the Institutional Trustee, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Trust Preferred Securities.

SECTION 6.12       ACCEPTANCE OF SECURITIES GUARANTEE AND INDENTURE.

         Each Holder of Trust Preferred Securities and Common Securities by the acceptance thereof, agrees to the provisions of the Indenture and the Guarantee, respectively.

SECTION 6.13       NO PREEMPTIVE RIGHTS.

         The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

SECTION 6.14       MISCELLANEOUS.

                   (a) The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

                   (b) The Trust shall issue no securities or other interests in the assets of the Trust other than the Trust Preferred Securities and the Common Securities.

                   (c) The Certificates shall be signed on behalf of the Trust by a Regular Trustee. Such signature shall be the manual or facsimile signature of any present or any future Regular Trustee. In case any Regular Trustee who shall have signed any of the Securities shall cease to be such Regular Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Certificate, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Regular Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage.

                   (d) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

                   (e) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

         Every Person, by virtue of having become a Holder or a Trust Preferred Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

SECTION 6.15       PAYING AGENT.

         In the event that the Trust Preferred Securities are not in book-entry only form, the Trust shall maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where the Trust Preferred Securities may be presented for payment ("Paying Agent"), and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. The Trust may appoint the Paying Agent and may appoint one or more additional paying agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent. The Trust may change any Paying Agent without prior notice to any Holder. The Trust shall notify the Institutional Trustee of the name and address of any Paying Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Paying Agent, the Institutional Trustee shall act as such. The Trust or any of its Affiliates (including the Sponsor) may act as Paying Agent. The First National Bank of Chicago shall initially act as Paying Agent for the Trust Preferred Securities and the Common Securities.


                                   ARTICLE VII

                              TERMINATION OF TRUST

SECTION 7.1        TERMINATION OF TRUST.

         (a)   The Trust shall dissolve:

                   (i)       upon a Termination Event;

                   (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Sponsor; or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

                  (iii) upon the entry of a decree of judicial dissolution of the Holder of the Common Securities, the Sponsor or the Trust;

                   (iv) upon the occurrence and continuation of an Investment Company Event pursuant to which the Trust shall have been dissolved in accordance with the terms of the Securities and all of the Debentures endorsed thereon shall have been distributed to the Holders of Securities in exchange for all of the Securities;

                   (v) when all the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities; or

                  (vi) with the consent of all of the Regular Trustees and the Sponsor.

         (b) As soon as is practicable after the occurrence of an event referred to in Section 7.1(a) or a dissolution pursuant to Section 3.14 and upon completion of the winding-up of the Trust, the Trustees shall file a certificate of cancellation with the Secretary of State of the State of Delaware.

         (c) The provisions of Section 4.4 and Article IX shall survive the termination of the Trust.


                                  ARTICLE VIII

                              TRANSFER OF INTERESTS

SECTION 8.1        TRANSFER OF SECURITIES.

         (a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

         (b) Subject to this Article VIII, Trust Preferred Securities shall be freely transferable.

         (c) Subject to this Article VIII, the Sponsor and any Related Party may only transfer Common Securities to the Sponsor or a Related Party of the Sponsor; provided that any such transfer is subject to the condition precedent that the transferor obtain the written opinion of nationally recognized independent counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

                  (i) the Trust would be classified for United States federal income tax purposes as other than a grantor trust; and

                  (ii) the Trust would be an Investment Company or the transferee to be an Investment Company.

SECTION 8.2        TRANSFER OF CERTIFICATES.

         The Regular Trustees shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax or other government charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Certificate, the Regular Trustees shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Regular Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Regular Trustees. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

SECTION 8.3        DEEMED SECURITY HOLDERS.

         The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 8.4        BOOK ENTRY INTERESTS.

         The Trust Preferred Securities Certificates, on original issuance, in addition to being issued in the form of one or more definitive, fully registered Trust Preferred Securities Certificate (each a "Definitive Trust Preferred Securities Certificate") will be issued in the form of one or more, fully registered, global Trust Preferred Security Certificates (each a "Global Certificate"), to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Global Certificate(s) shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Trust Preferred Security Beneficial Owner will receive a definitive Trust Preferred Security Certificate representing such Trust Preferred Security Beneficial Owner's interests in such Global Certificate(s), except as provided in Section 8.7. Except for the Definitive Trust Preferred Security Certificates as specified herein and the definitive, fully registered Trust Preferred Securities Certificates that have been issued to the Trust Preferred Security Beneficial Owners pursuant to Section 8.7:

         (a) the provisions of this Section 8.4 shall be in full force and effect;

         (b) the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration (including the payment of Distributions on the Global Certificate(s) and receiving approvals, votes or consents hereunder) as the Holder of the Trust Preferred Securities and the sole holder of the Global Certificate(s) and shall have no obligation to the Trust Preferred Security Beneficial Owners;

         (c) to the extent that the provisions of this Section 8.4 conflict with any other provisions of this Declaration, the provisions of this Section 8.4 shall control; and

         (d) the rights of the Trust Preferred Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Trust Preferred Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants to receive and transmit payments of Distributions on the Global Certificates to such Clearing Agency Participants. DTC will make book entry transfers among the Clearing Agency Participants; provided, that, solely for the purposes of determining whether the Holders of the requisite amount of Trust Preferred Securities have voted on any matter provided for in this Declaration, so long as Definitive Trust Preferred Security Certificates have not been issued, the Trustees may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Trust Preferred Security Beneficial Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part.

SECTION 8.5        NOTICES TO CLEARING AGENCY.

         Whenever a notice or other communication to the Trust Preferred Security Holders is required under this Declaration, unless and until definitive fully registered Trust Preferred Security Certificates shall have been issued to the Trust Preferred Security Beneficial Owners pursuant to Section 8.7 or otherwise, the Regular Trustees shall give all such notices and communications specified herein to be given to the Trust Preferred Security Holders to the Clearing Agency, and shall have no notice obligations to the Trust Preferred Security Beneficial Owners.

SECTION 8.6        APPOINTMENT OF SUCCESSOR CLEARING AGENCY.

         If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Trust Preferred Securities, the Regular Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Trust Preferred Securities.

SECTION 8.7 DEFINITIVE Trust Preferred Security CERTIFICATES.

         If:

         (a) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Trust Preferred Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 8.6; or

         (b) the Regular Trustees elect after consultation with the Sponsor to terminate the book entry system through the Clearing Agency with respect to the Trust Preferred Securities, then:

         (c) definitive fully registered Trust Preferred Security Certificates shall be prepared by the Regular Trustees on behalf of the Trust with respect to such Trust Preferred Securities; and

         (d) upon surrender of the Global Certificate(s) by the Clearing Agency, accompanied by registration instructions, the Regular Trustees shall cause definitive fully registered Trust Preferred Securities Certificates to be delivered to Trust Preferred Security Beneficial Owners in accordance with the instructions of the

Clearing Agency. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of the Clearing Agency. The definitive fully registered Trust Preferred Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Trust Preferred Securities may be listed, or to conform to usage.

SECTION 8.8        MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If:

         (a) any mutilated Certificate should be surrendered to the Regular Trustees, or if the Regular Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

         (b) there shall be delivered to the Regular Trustees and Institutional Trustee such security or indemnity as may be required by them to keep each of them and the Trust harmless,

then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any Regular Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 8.8, the Regular Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.


                                   ARTICLE IX

      LIMITATION OF LIABILITY OF HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 9.1        LIABILITY.

         (a) Except as expressly set forth in this Declaration, the Debentures, the Guarantee and the terms of the Securities, the Sponsor shall not be:

                   (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities, which shall be made solely from assets of the Trust; or

                  (ii) required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

         (b) Under Section 5.1 of the First Supplemental Indenture, the Debenture Issuer, in its capacity as Borrower, shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

         (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Trust Preferred Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 9.2        EXCULPATION.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

SECTION 9.3        FIDUCIARY DUTY.

         (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Institutional Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

         (b)   Unless otherwise expressly provided herein:

                  (i) whenever a conflict of interest exists or arises between any Covered Person or any Indemnified Person; or

                   (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

         (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                   (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                   (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 9.4        INDEMNIFICATION.

         (a)
                   (i) Under Section 5.1 of the First Supplemental Indenture, the Debenture Issuer shall be required to indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                   (ii) Under Section 5.1 of the First Supplemental Indenture, the Debenture Issuer shall be required to indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                   (iii) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holders of the Trust.

                   (iv) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) by the Common Security Holders of the Trust, that, based upon the facts known to the Regular Trustees, independent legal counsel or Common Security Holder at the time such determination is made, such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holders reasonably determine that such person deliberately breached such person's duty to the Trust or its Common or Trust Preferred Security Holders.

                   (v) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 9.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Sponsor or Trust Preferred Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 9.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this
         Section 9.4(a) is in effect. Any repeal or modification of this Section 9.4(a) shall not affect any rights or obligations then existing.

                   (vi) The Debenture Issuer or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the

         Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 9.4(a).

                   (vii) For purposes of this Section 9.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 9.4(a) with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued.

                   (viii) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the successors, heirs, executors and administrators of such a person.

         (b) Under Section 5.1 of the First Supplemental Indenture, the Debenture Issuer also shall be required to indemnify the (i) Institutional Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Institutional Trustee or the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee or the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without gross negligence and, in the case of the Institutional Trustee, pursuant to Section 3.9, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 10.4(b) shall survive the satisfaction and discharge of this Declaration or the resignation or removal of the Institutional Trustee or the Delaware Trustee, as the case may be.

SECTION 9.5        OUTSIDE BUSINESSES.

         Any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee or the Institutional Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Institutional Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

                                    ARTICLE X

                                   ACCOUNTING

SECTION 10.1       FISCAL YEAR.

         The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 10.2       CERTAIN ACCOUNTING MATTERS.

         (a) At all times during the existence of the Trust, the Trust shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

         (b) The Trust shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Trust shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

         (c) The Trust shall cause to be duly prepared and filed with the appropriate taxing authority an annual United States federal income tax return, on a Form 1041 or such other form or statement as may be required under United States federal income tax law, and any other annual income tax returns required to be filed by the Trust on behalf of the Trust with any state or local taxing authority. A copy of such returns as filed will be delivered to the Institutional Trustee promptly after filing.

SECTION 10.3       BANKING.

         The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided however, that all payments of funds in respect of the Debentures held by the Institutional Trustee shall be made directly to the Institutional Trustee Account and no other funds of the Trust shall be deposited in the Institutional Trustee Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Institutional Trustee shall designate the signatories for the Institutional Trustee Account.

SECTION 10.4       WITHHOLDING.

         The Trust shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Trust shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.


                                   ARTICLE XI

                             AMENDMENTS AND MEETINGS

SECTION 11.1       AMENDMENTS.

         (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by the Regular Trustees (or, if there are more than two Regular Trustees, a majority of the Regular Trustees); and

                  (i) if the amendment affects the rights, powers, duties, obligations or immunities of the Institutional Trustee, also by the Institutional Trustee; and

                  (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, also by the Delaware Trustee;

         (b)   no amendment shall be made:

                   (i) unless, in the case of any proposed amendment, the Institutional Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

                   (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Institutional Trustee, the Institutional Trustee shall have first received:

                             (A) an Officers' Certificate from each of the Trust
                   and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                             (B) an opinion of counsel (who may be counsel to
                   the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                  (iii) to the extent the result of such amendment would be to:

                             (A) cause the Trust to fail to continue to be
                   classified for purposes of United States federal income taxation as a grantor trust;

                             (B) reduce or otherwise adversely affect the powers
                   of the Institutional Trustee in contravention of the Trust Indenture Act; or

                             (C) cause the Trust to be deemed to be an
                   Investment Company required to be registered under the Investment Company Act;

         (c) at such time after the Trust has issued any Securities that remain outstanding, any amendment that would materially and adversely affect the rights, privileges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities;

         (d) Section 8.1(c) and this Section 11.1 shall not be amended without the consent of all of the Holders of the Securities;

         (e) Article IV shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities;

         (f) the rights of the Holders of the Common Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities; and

         (g) notwithstanding Section 11.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

                  (i) cure any ambiguity;

                  (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

                  (iii) add to the covenants, restrictions or obligations of the Sponsor;

                   (iv) to conform to any change in Rule 3a-5 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the right, preferences or privileges of the Holders;

                  (v) to modify, eliminate and add to any provision of the Declaration to such extent as may be necessary; and

                  (vi) cause the Trust to continue to be classified for United States federal income tax purposes as a grantor trust.

SECTION 11.2       MEETINGS OF THE HOLDERS OF SECURITIES; ACTION BY WRITTEN
                   CONSENT.

         (a) Meetings of the Holders of any class of Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Trust Preferred Securities are listed or admitted for trading.

The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Regular Trustees one or more calls in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Security Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

         (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of
Securities:

                   (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration, the terms of the Securities or the rules of any stock exchange on which the Trust Preferred Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

                   (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

                  (iii) each meeting of the Holders of the Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

                   (iv) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Trust Preferred Securities are then listed or trading otherwise provides, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                   ARTICLE XII

          REPRESENTATIONS OF INSTITUTIONAL TRUSTEE AND DELAWARE TRUSTEE

SECTION 12.1       REPRESENTATIONS AND WARRANTIES OF INSTITUTIONAL TRUSTEE.

         The Trustee that acts as initial Institutional Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Institutional Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Institutional Trustee's acceptance of its appointment as Institutional Trustee, that:

         (a) the Institutional Trustee is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States of America, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration;

         (b) the Institutional Trustee satisfies the requirements set forth in
Section 5.3(a);

         (c) the execution, delivery and performance by the Institutional Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. The Declaration has been duly executed and delivered by the Institutional Trustee, and it constitutes a legal, valid and binding obligation of the Institutional Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

         (d) the execution, delivery and performance of the Declaration by the Institutional Trustee does not conflict with or constitute a breach of the Articles of Organization or By-laws of the Institutional Trustee; and

         (e) no consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Institutional Trustee, of the Declaration.

SECTION 12.2       REPRESENTATIONS AND WARRANTIES OF DELAWARE TRUSTEE.

         The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee, that:

         (a) The Delaware Trustee is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration;

         (b) the execution, delivery and performance by the Delaware Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee, and it constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

         (c) No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Declaration; and

         (d) the execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the Articles of Organization or By-laws of the Delaware Trustee; and

         (e) The Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware.


                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1       NOTICES.

         All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) if given to the Trust, in care of the Regular Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

                   PCHC Financing I
                   c/o Philadelphia Consolidated Holding Corp.
                   One Bala Plaza, Suite 100
                   Bala Cynwyd, PA 19004
                   Attn:  Secretary

         (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the Securities):

                   First Chicago Delaware Inc.
                   300 King Street
                   Wilmington, DE  19801
                   Attention:  Corporate Trust Services

         (c) if given to the Institutional Trustee, at its Corporate Trust Office to the attention of Corporate Trust Administration (or such other address as the Institutional Trustee may give notice of to the Holders of the Securities):

                   The First National Bank of Chicago
                   One First National Plaza
                   Suite 0126
                   Chicago, IL  60670-0126
                   Attention:  Corporate Trust Services

         (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

                   Philadelphia Consolidated Holding Corp.
                   One Bala Plaza, Suite 100
                   Bala Cynwyd, PA 19004
                   Attn:  Secretary

         (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 13.2       GOVERNING LAW.

         This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 13.3       INTENTION OF THE PARTIES.

         It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 13.4       HEADINGS.

         Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 13.5       SUCCESSORS AND ASSIGNS.

         Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 13.6       PARTIAL ENFORCEABILITY.

         If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 13.7       COUNTERPARTS.

         This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

SECTION 13.8       REMARKETING

                   (a) The Debenture Issuer will request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date that the Clearing Agency notify the Holders of Trust Preferred Securities and the Holders of Income PRIDES and Growth PRIDES of the Remarketing and of the procedures that must be followed if a Holder of Trust Preferred Securities wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Remarketing.

                   (b) Not later than 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each Holder of the Trust Preferred Securities may elect to have Trust Preferred Securities held by such Holder remarketed. Under Section 5.4 of the Purchase Contract Agreement, Holders of Income PRIDES that do not give notice of intention to make a Cash Settlement of their related Purchase Contract shall be deemed to have consented to the disposition of the Trust Preferred Securities comprising a component of such Income PRIDES. Holders of Trust Preferred Securities that are not a component Income PRIDES shall give notice of their election to have such Trust Preferred Securities remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 p.m. New York City time on the fifth Business Day immediately preceding the Purchase Contract Settlement Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such fifth Business Day, the Institutional Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which cash settlement has been elected), shall notify the Trust, the Sponsor and the Remarketing Agent of the number of Trust Preferred Securities to be tendered for purchase.

                   (c) If any Holder of Income PRIDES, does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Trust Preferred Securities, as described in Section 13.8(b), the Trust Preferred Securities of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Trust Preferred Securities to the Remarketing Agent for purchase.

                   (d) The right of each Holder to have Trust Preferred Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Trust Preferred Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Trust Preferred Securities and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

                   (e) On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket at a price equal to 100.5% of the aggregate liquidation amount thereof, Trust Preferred Securities tendered or deemed tendered for purchase.

                   (f) If none of the Holders elect to have Trust Preferred Securities held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Remarketing Date.

                   (g) If the Remarketing Agent has determined that it will be able to remarket all Trust Preferred Securities, tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, subject to the term of the Remarketing Agreement, to be the lowest rate per annum that will enable it to remarket all Trust Preferred Securities tendered or deemed tendered for remarketing.

                   (h) If, by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all Trust Preferred Securities tendered or deemed tendered for purchase, a failed remarketing ("Failed Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Debenture Issuer, Institutional Trustee, Delaware Trustee and Clearing Agency.

                   (i) By approximately 4:30 P.M., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, Debenture Issuer, Institutional Trustee, Delaware Trustee and Clearing Agency of the Reset Rate determined in the Remarketing and the number of Trust Preferred Securities sold in the remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the number of Trust Preferred Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Trust Preferred Securities purchased through the facilities of the Clearing Agency.

                   (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Trust Preferred Security tendered for purchase and sold in the remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Trust Preferred Securities delivered by book entry as necessary to effect purchases and sales of such Trust Preferred Securities. The Clearing Agency shall make payment in accordance with its normal procedures.

                   (k) If any Holder selling Trust Preferred Securities in the remarketing fails to deliver such Trust Preferred Securities, the Clearing Agency Participant of such selling Holder and of any other person that was to have purchased Trust Preferred Securities in the remarketing may deliver to any such other person a number of Trust Preferred Securities that is less than the number of Trust Preferred Securities that otherwise was to be purchased by such person. In such event, the number of Trust Preferred Securities to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser number of Trust Preferred Securities shall constitute good delivery.

                   (l) The Remarketing Agent is not obligated to purchase any Trust Preferred Securities that would otherwise remain unsold in a remarketing. Neither the Trust, any Trustee, the Sponsor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Trust Preferred Securities for remarketing.

                   (m) The tender and settlement procedures set forth in this
Section 13.8, including provisions for payment by purchasers of Trust Preferred Securities in the remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth in Article 11, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Trust Preferred Securities at the time of the remarketing, to facilitate the tendering and remarketing of Trust Preferred Securities in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth in Article 11, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.



                                     as Regular Trustee


                                     as Regular Trustee


                                     as Regular Trustee


                                   FIRST CHICAGO DELAWARE INC.,
                                     as Delaware Trustee


                                   By
                                      Name:
                                      Title:


                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                     as Institutional Trustee


                                   By
                                      Name:
                                      Title:


                                   PHILADELPHIA CONSOLIDATED HOLDING CORP.,
                                     as Sponsor


                                   By
                                      Name:
                                      Title:

                                   EXHIBIT A-1
                  FORM OF Trust Preferred Security CERTIFICATE

         [IF THE Trust Preferred Security IS TO BE A GLOBAL CERTIFICATE INSERT - This Trust Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Trust Preferred Security is exchangeable for Trust Preferred Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Trust Preferred Security (other than a transfer of this Trust Preferred Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Trust Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Trust or its agent for registration of transfer, exchange or payment, and any Trust Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


Certificate Number __________   Number of Trust Preferred Securities ___________
                                                           CUSIP NO. ___________


                Certificate Evidencing Trust Preferred Securities
                                       of
                                PCHC Financing I

                   ____% Trust Originated Preferred Securities
              (liquidation amount $10 per Trust Preferred Security)

         PCHC Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that __________ (the "Holder") is the registered owner of Trust Preferred Securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated as the ___% Trust Originated Preferred Securities (liquidation amount $10 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of April __, 1998, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Trust Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of April, 1998.



                                             PCHC FINANCING I



                                             By:
                                             Name:
                                             Title:  Regular Trustee

                          [FORM OF REVERSE OF SECURITY]

         Distributions payable on each Trust Preferred Security will be fixed at a rate per annum of __% until ___ 15, 2001, and at the Reset Rate thereafter (the "Coupon Rate") of the stated liquidation amount of $10 per Trust Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the rate of __% until ___ 15, 2001, and at the Reset Rate thereafter (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year consisting of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         Except as otherwise described below, Distributions on the Trust Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on February 16, May 16, August 16 and November 16 of each year, commencing on __ 16, 1998, to holders of record, if in book-entry only form, one Business Day prior to such payment date, which payment dates shall correspond to the interest payment dates on the Debentures. In the event that the Trust Preferred Securities are not in book-entry form, the Regular Trustees will have the right to select relevant record dates, which will be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding beyond the date of maturity of the Debentures (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon at the rate of ___% until ____ 15, 2001, and at the Reset Rate thereafter, compounded quarterly during any such Extension Period (to the extent permitted by applicable law). Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed beyond the maturity date of the Debenture.

         The Trust Preferred Securities shall be redeemable as provided in the Declaration.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Trust to repay $_____ stated liquidation amount of the within Trust Preferred Security, pursuant to its terms, on the "Put Option Exercise Date," together with distributions thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Declaration, a new Trust Preferred Security or Trust Preferred Securities representing the remaining stated liquidation amount of this Trust Preferred Security.

For this Option to Elect Repayment to be effective, the within Trust Preferred Security with this Option to Elect Repayment duly completed must be received by the Trust at the Corporate Trust Office of the Institutional Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, IL 60670-0126, Attention: Corporate Trust Administration.

Dated:                                               Signature:

                                                     Signature Guarantee:


Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Trust Preferred Security in every particular without alternation or enlargement or any change whatsoever.

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security Certificate to:



        (Insert assignee's social security or tax identification number)



                    (Insert address and zip code of assignee)

and irrevocably appoints



agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

                                                     Signature:

                                                     Signature Guarantee:



        (Sign exactly as your name appears on the other side of this Trust Preferred Security Certificate)

                                   EXHIBIT A-2
                       FORM OF COMMON SECURITY CERTIFICATE


                   THE COMMON SECURITIES MAY ONLY BE TRANSFERRED BY THE DEBENTURE ISSUER AND ANY RELATED PARTY TO THE DEBENTURE ISSUER OR A RELATED PARTY OF THE DEBENTURE ISSUER; PROVIDED THAT, ANY SUCH TRANSFER IS SUBJECT TO THE CONDITION PRECEDENT THAT THE TRANSFEROR OBTAIN THE WRITTEN OPINION OF NATIONALLY RECOGNIZED INDEPENDENT COUNSEL EXPERIENCED IN SUCH MATTERS THAT SUCH TRANSFER WOULD NOT CAUSE:

                  (I) THE TRUST TO BE CLASSIFIED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS OTHER THAN A GRANTOR TRUST; AND

                  (II) THE TRUST TO BE AN INVESTMENT COMPANY OR THE TRANSFEREE TO BECOME AN INVESTMENT COMPANY.

Certificate Number                                  Number of Common Securities
                    Certificate Evidencing Common Securities
                                       of
                                PCHC Financing I

                             ___% Common Securities
                  (liquidation amount $10 per Common Security)

         PCHC Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Philadelphia Consolidated Holding Corp. (the "Holder") is the registered owner of _____ common securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated as the ___% Common Securities (liquidation amount $10 per common security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of April __, 1998, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon receipt of this certificate, the Sponsor is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

         IN WITNESS WHEREOF, the Trust has executed this certificate this __ day of April, 1998.

                                PCHC FINANCING I



                                                     By:
                                                     Name:
                                                     Title:  Regular Trustee

                          [FORM OF REVERSE OF SECURITY]

         Distributions payable on each Common Security will be fixed at a rate per annum of __% until ________, 2001, and at the Reset Rate thereafter (the "Coupon Rate") of the stated liquidation amount of $10 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the rate of __% until __ 15, 2001, and at the Reset Rate thereafter (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         Except as otherwise described below, distributions on the Common Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on February 16, May 16, August 16 and November 16, of each year, commencing on __ 16, 1998, to Holders of record one Business Day prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding beyond the date of maturity of the Debentures (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the rate of __% until __ 15, 2001, and at the Reset Rate thereafter, compounded quarterly during any such Extension Period. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period; provided, that such Extension Period together with all such previous and further extensions thereof may not exceed beyond the maturity date of the Debentures.

         The Common Securities shall be redeemable as provided in the Declaration.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Trust to repay $_____ stated liquidation amount of the within Common Security, pursuant to its terms, on the "Put Option Exercise Date," together with distributions thereon accrued and unpaid to the date of repayment, to the undersigned at:

__________________________________________________________
(Please print or type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Declaration, a new Common Security or Common Securities representing the remaining stated liquidation amount of this Common Security.

For this Option to Elect Repayment to be effective, the within Common Security with this Option to Elect Repayment duly completed must be received by the Trust at the Corporate Trust Office of the Institutional Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, IL 60670- 0126,
Attention: Corporate Trust Administration.

Dated:                                               Signature:

                                                     Signature Guarantee:


Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Common Security in every particular without alternation or enlargement or any change whatsoever.

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:



        (Insert assignee's social security or tax identification number)



                    (Insert address and zip code of assignee)

and irrevocably appoints



agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:


                                                  Signature:

                                                  Signature Guarantee:




         (Sign exactly as your name appears on the other side of this Common Security Certificate)

                                    EXHIBIT B

                              SPECIMEN OF DEBENTURE

                                    EXHIBIT C

                             UNDERWRITING AGREEMENT